Exhibit 1(c)

                           CERTIFICATE OF CONVERSION

                                   CONVERTING

                         MASTER LARGE CAP SERIES TRUST
                          (A Delaware Statutory Trust)

                                       TO

                           MASTER LARGE CAP SERIES LLC
                     (A Delaware Limited Liability Company)

      This Certificate of Conversion is being filed for the purpose of converting Master Large Cap Series Trust, a Delaware statutory trust (the "Converting Entity"), to a Delaware limited liability company to be named Master Large Cap Series LLC (the "Company") pursuant to Section 18-214 of the Delaware Limited Liability Company Act, 6 Del. C. ss. 18-101 et seq. (the "Delaware LLC Act") and Section 3821 of the Delaware Statutory Trust Act, 12 Del. C. ss. 3801 et seq. (the "Delaware Statutory Trust Act").

      The   undersigned,   being  duly  authorized  to  execute  and  file  this
Certificate of Conversion, does hereby certify as follows:

      1.  Name  of  Converting   Entity.  The  name  of  the  Converting  Entity
immediately prior to the filing of this Certificate of Conversion was "Master Large Cap Series Trust".

      2. Date and Jurisdiction of Formation of Converting Entity. The date on which, and the jurisdiction where, the Converting Entity was formed, which jurisdiction has not changed, are as follows:

      Date                             Jurisdiction
      ----                             ------------

      October 19, 1999                 Delaware

      3. Name of Continuing Limited Liability Company. The name of the Delaware limited liability company to which the Converting Entity is being converted and the name set forth in the Certificate of Formation of the Company filed in accordance with Section 18-214(b) of the Delaware LLC Act is "Master Large Cap Series LLC".

      4. Effective Time. This Certificate shall be effective upon its filing in the Office of Secretary of State of the State of Delaware.

                            [SIGNATURE PAGE FOLLOWS]


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      IN WITNESS WHEREOF,  the undersigned has duly executed this Certificate of
Conversion as of June 15th, 2007.

                                            By: /s/ Alice A. Pellegrino
                                                ----------------------------
                                                Alice A. Pellegrino
                                                An Authorized Person